As filed with the Securities and Exchange Commission February 15, 2011

Registration No. 333- 87128

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFECTIVE AMENDMENT No. 2

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

CORNING INCORPORATED

New York	16-0393470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Riverfront Plaza

Corning, New York 14831

(Address of principal executive offices)

2002 WORLDWIDE EMPLOYEE SHARE PURCHASE PLAN

Vincent P. Hatton
Senior Vice President and General Counsel
Corning Incorporated
Corning, New York 14831
(607) 974-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8, No. 333-87128 (the “Registration Statement”), is being filed to deregister certain shares of Common Stock, par value $0.50 per share (the “Shares”), of Corning Incorporated (the “Company”) that were registered for issuance pursuant to the 2002 Corning Incorporated Worldwide Employee Share Purchase Plan (the “2002 WESPP”). The Registration Statement registered 30,000,000 Shares issuable pursuant to the 2002 WESPP. On February 3, 2010, the Company’s Board of Directors approved the termination of on-going WESPP contributions effective March 31, 2010. The Registration Statement is hereby amended to deregister 10,721,162 remaining unissued Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Corning Incorporated, a New York corporation, certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on the 15th day of February 2011.

CORNING INCORPORATED (Registrant)

By	/s/ Vincent P. Hatton
Vincent P. Hatton, Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Capacity

*	Chairman, Chief Executive Officer and President (Principal Executive Officer)
(Wendell P. Weeks)

*	Chief Financial Officer and Vice Chairman
(James B. Flaws)	(Principal Financial Officer)

*	Senior Vice President and Controller
(R. Tony Tripeny)	(Principal Accounting Officer)

*	Director
(John Seely Brown)

*	Director
(John A. Canning, Jr.)

*	Director
(Robert F. Cummings, Jr.)

*	Director
(James B. Flaws)

*	Director
(Gordon Gund)

*	Director
(Kurt M. Landgraf)

*	Director
(James J. O’Connor)

*	Director
(Deborah D. Reiman)

	*	Director
(H. Onno Ruding)

	*	Director
(William D. Smithburg)

	*	Director
(Glenn F. Tilton)

	*	Director
(Hansel E. Tookes II)

	*	Director
(Mark S. Wrighton)

*By	/s/ Vincent P. Hatton
(Vincent P. Hatton)
Attorney-in-fact